                                                                  EXHIBIT 10.1.2


                                  ADDENDUM IV
                                       TO
                        SPRINT PCS MANAGEMENT AGREEMENT



Manager:         AirGate PCS, Inc. (formerly AirGate Wireless, Inc.)
Service Area:    Anderson, SC BTA
                 Asheville-Henderson, NC BTA
                 Augusta, GA BTA
                 Charleston, SC BTA
                 Columbia, SC BTA
                 Florence, SC BTA
                 Goldsboro-Kinston, NC BTA
                 Greenville-Washington, NC BTA
                 Greenville-Spartanburg, SC BTA
                 Greenwood, SC BTA
                 Hickory-Lenoir-Morgantown, NC BTA
                 Jacksonville, NC BTA
                 Myrtle Beach, SC BTA
                 New Bern, NC
                 Orangeburg, SC BTA
                 Roanoke Rapids, NC BTA
                 Rocky Mount-Wilson, NC BTA
                 Savannah, GA BTA
                 Sumter, SC BTA
                 Wilmington, NC BTA
                 Camden County, NC
                 Currituck County, NC
                 Dare County, NC
                 Pasquotank County, NC


     This Addendum IV (this "Addendum") dated as of August 26, 1999, contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of July 22, 1998 by the same parties as this Addendum, which Management Agreement was further amended by Addendum I entered into as of July 22, 1998, and further amended by Addendum II entered into as of May 24, 1999, and Addendum III entered into as of August 2, 1999 (the Management Agreement as amended by Addenda I, II, and III being the "Management Agreement"). The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modification made by this Addendum the Management Agreement continues in full force and effect.

     Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections of, and Exhibits to, the Management Agreement, unless otherwise noted.
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     1.   Revised Financing Plan.  Exhibit 1.7 to this Addendum supersedes and replaces in its entirety Exhibit 1.7 attached to the Management Agreement and Addenda II and III.

     2. Sale of Operating Assets or Licenses. Section 5 of Addendum III is deleted in its entirety and replaced with the following language:
          "Manager agrees that in the event any Related Party of Manager obtains any Operating Assets or any FCC license that allows Manager to provide personal communication services utilizing the Service Area Network, Manager will execute an agreement with such Related Party that provides that such Related Party will sell such Operating Assets and such licenses as required under the Management Agreement, the Lucent Consent and Agreement, a foreclosure sale or a bankruptcy proceeding as if such Related Party were the Manager."

           (The remainder of this page was intentionally left blank.]

                             EXHIBIT 1.7 (Amended)
                             Amended Financing Plan

     Manager intends to finance the build out of the Service Area Network and to provide the necessary working capital to operate the business through a combination of equity, high-yield debt and bank debt. Manager estimates that it will raise in the range of $300 Million to $400 Million to fund its ten year business operations in the Service Area. Manager currently is funded through equity contributions and commitments from Weiss Peck & Greer PCS Partners, Inc. and JAFCO America Ventures. Inc, and Maxicom PCS. L.L.C., bank loans from Silicon Valley Bank and NationsBank and vendor financing from Lucent Technologies Inc.

     Manager has filed a registration statement with the Securities and Exchange Commission to complete the equity and high yield debt placements and has obtained a credit facility from Lucent Technologies Inc. Manager anticipates financing its operations in the Service Area through the following sources and in the following net proceeds:

     Equity                            Approximately $80-100 Million
     High Yield Debt                   Approximately $100- 150 Million
     Committed Vendor Facility         Approximately $130-150 Million

These projected funding amounts and the sources are subject to change due to the financial needs of the Manager and based on conditions in the financial markets.

     Manager agrees to have financing in a sufficient amount to complete each phase of the Build Out Plan and to provide the necessary working capital to operate the business by the following time frames. Such financing is currently estimated to be committed in the following amounts:

         Time Frame          Financing Amount
         ----------          ----------------
         12/31/1998           $ 19.8 Million
         10/15/1999           $ 180 Million
         4/l/2000             $ 150 Million

In addition, these amounts are subject to change based on actual network and operational costs associated with each phase of the Build Out Plan.
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     IN WITNESS WHEREOF, the parties hereto have caused this Addendum IV to be executed by their respective authorized officers as of the date and year first above written.

                         SPRINT SPECTRUM L.P.


                         By:_________________________________________________
                            Bernard A. Bianchino,
                            Senior Vice President and Chief-Business Development Officer - Sprint PCS


                         SPRINTCOM, INC.


                         By:_________________________________________________
                            Bernard A. Bianchino,
                            Senior Vice President and Chief-Business Development Officer - Sprint PCS


                         SPRINT COMMUNICATIONS COMPANY, L.P.

                         By:_________________________________________________
                            Thomas E. Wieigman,
                            Senior Vice President, Consumer Market Strategy and Communications


                         AIRGATE PCS, INC.


                         By:_________________________________________________
                            Shelley L. Spencer
                            Vice President of Law